UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Salarius Pharmaceuticals, Inc.

(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 31, 2025 AT 10:00 AM CENTRAL TIME

This proxy statement supplement, dated December 19, 2025, supplements the definitive proxy statement on Schedule 14A (together with subsequent supplements, the “Proxy Statement”) of Salarius Pharmaceuticals, Inc., a Delaware corporation (the “Company”) that was filed with the Securities and Exchange Commission on November 7, 2025, relating to the Company’s 2025 annual meeting of stockholders initially held on December 19, 2025 and adjourned to December 31, 2025 (the “2025 Annual Meeting”). Except as specifically supplemented by the information contained in this proxy statement supplement, all information set forth in the Proxy Statement remains unchanged.
Proxy Solicitor
Subsequent to filing and mailing the Proxy Statement, the Company engaged Alliance Advisors, LLC (“Alliance”), an independent proxy solicitation and advisory firm, to assist it with the solicitation of proxies for the 2025 Annual Meeting. Alliance may solicit proxies by telephone, email, or mail. The Company has agreed to pay Alliance a fee of approximately $21,000, plus additional fees and expenses, for its services. All costs of soliciting votes in connection with the Proxy Statement have been or will be paid by the Company.